UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2012

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of
incorporation or organization)

1-12935 (Commission File Number)	20-0467835 (I.R.S. Employer Identification No.)

5320 Legacy Drive, Plano, Texas	75024
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code:	(972) 673-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 – Regulation FD Disclosure

On November 9, 2012, the Board of Directors of Denbury Resources Inc. (the “Company”) authorized an increase of $271.2 million in the aggregate amount that may be repurchased under the Company’s common share repurchase program, which results in $500 million remaining to be repurchased under the program over the amount of stock repurchased to date.  From the time the share repurchase program commenced in October 2011 through October 2012, the Company has purchased a total of $271.2 million of common stock under the program.  The program has no pre-established ending date, and may be suspended or discontinued at any time.  Also, the Company is not obligated to repurchase any dollar amount or specific number of shares of its common stock under the program.

As previously announced, the Company held its annual analyst meeting in Houston on Monday, November 12, 2012.  In addition, Phil Rykhoek will be presenting at the Bank of America Merrill Lynch 2012 Global Energy Conference on Tuesday, November 13, 2012 at 2:50 P.M. (Eastern) in Miami.  A link to the webcast presentations will be available at the Company’s website at www.denbury.com.  The replays and slide presentations will be available on the website for approximately 30 days thereafter.

Some of the matters to be discussed in the presentation and contained in the presentation materials contain forward-looking statements that involve uncertainties and risks related to, among other things, the above share repurchase program, potential or recoverable reserves, 2012, 2013 and future production and expenditure estimates, and timing, anticipated production rates and growth rates in our CO2 models, forecasted capital expenditures, drilling activity, acquisition and dispositions plans, development activities, estimated costs, CO2, hydrocarbon and helium reserve quantities and values, liquidity, cash flows, availability of capital, borrowing capacity, finding costs, rates of return, overall economics, net asset values, and availability and cost of CO2, pipelines, equipment and services.  These statements are based on management’s current plans and assumptions and are subject to a number of risks and uncertainties, such as fluctuating oil and natural gas prices, accuracy of our reserve estimate data and calculations, the effectiveness of drilling and producing operations and availability of CO2 and pipeline development, as further outlined in the Company’s most recent Form 10-K and Form 10-Q filed with the SEC. Therefore, the actual results may differ materially from the expectations, estimates or assumptions expressed in or implied by any forward-looking statement made by or on behalf of the Company.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any document whether or not filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: November 13, 2012	By:	/s/ Alan Rhoades
Alan Rhoades
Vice President and Chief Accounting Officer